ASSIGNMENT AND ASSUMPTION OF LEASES
(San Juan)

This ASSIGNMENT AND ASSUMPTION OF LEASES (the "Assignment") is entered into by and between TEXAS G&S INVESTMENTS, INC., a Texas corporation (the "Seller") and FRONTERA GROUP, INC., a Nevada corporation (the "Purchaser") effective as of the date last herein written.

WITNESSETH:

WHEREAS, Seller and Purchaser entered into that one certain *Purchase And Sale Agreement* (the "Contract") dated April 8, 2023 for the sale and purchase of the real property described on Exhibit "A", attached hereto and incorporated herein by this reference (the "Property"), together with certain other rights pertaining thereto; and

WHEREAS, Seller has conveyed the Property to Purchaser pursuant to said Contract, and Seller desires to convey and assign to Purchaser, and Purchaser desires to take and assume from Seller, all of Seller's right, title and interest in an to all existing tenant leases and other occupancies relating to the Property, all rents and other sums paid and payable under the terms of the Leases which relate to the period subsequent to the date of this Assignment and all tenant security deposits and other deposits presently held or deemed to be held pursuant to the Leases or by applicable law;

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) paid Seller by Purchaser, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1. Seller hereby conveys, assigns, transfers and delivers to Purchaser all of Seller's right, title and interest in and to:

(a) All existing tenant leases and other occupancies relating to the Property, all of which are more particularly described on Exhibit "B", attached hereto and incorporated herein by this reference, together with all rights and benefits belonging to or accruing to the benefit of the Lessor therein named (the "Leases");

(b) All rents and other sums paid and payable under the terms of the Leases which relate to the Property whether current or delinquent and whether accruing before or after the date of this Assignment (the "Rents");

(c) All tenant security deposits and other deposits of any manner or kind including but not limited to security deposits, maintenance and upkeep deposits and utility deposits presently held by Seller pursuant to the Leases (the "Deposits").

2. Seller hereby authorizes and empowers Purchaser from the date of execution hereof, to collect all Rents, Deposits, issues, profits, revenues, royalties, rights and benefits including, without limitation, security deposits, as they shall become due, and does hereby direct pursuant to a certain

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"Notice To Tenants" to pay such Rents, Deposits including, without limitation, security deposits, as may now be due or shall hereafter become due, to Purchaser.

3. Seller covenants that at the time of the execution and delivery of this Assignment there has been no prepayment of more than one month in advance of any rents by any tenant occupying the Property.

4. Seller hereby covenants and agrees that to the best of its current actual knowledge all of the above-described leases are in full force and effect and that there are no defaults by the Seller or, to the knowledge of Seller, by any tenant under any of the Leases.

5. Purchaser hereby assumes all duties, obligations and liabilities of the Lessor under the Leases and in respect to the Deposits and agrees to be bound by and to perform all of the obligations, duties, covenants and conditions of Seller or the Lessor contained in the Leases from and after the date hereof, but not prior hereto. Purchaser covenants and agrees to indemnify, save and hold Seller harmless from and against any and all loss, liability, claim or cause of action existing in favor of or asserted by any lessee under any of the Leases arising out of or relating to Purchaser's failure to perform any of the obligations of the Lessor under the Leases after the date hereof.

6. Seller hereby covenants and agrees to indemnify, save and hold Purchaser harmless from and against any and all loss, liability or damage incurred by Purchaser as a result of any claim brought against Purchaser, as Seller's successor-in-interest under the Leases, relating to a cause of action accruing prior to the date hereof.

Executed effective on April 28, 2023.

SELLER:

TEXAS G&S INVESTMENTS, INC.,
A Texas corporation

William Cantu

By: ______________________________
William P. Cantu,
Chief Compliance Officer

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PURCHASER:

FRONTERA GROUP, INC.,
A Nevada corporation

K.BRYCE TOUSSAINT

By: ______________________________
K. Bryce Toussaint,
CEO and President

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EXHIBIT A

The real property locally known as 411 & 502 East US Expressway 83, San Juan, Texas, consisting of 480,031 square feet or 11.02 acres located in Hidalgo County, Texas and further described in **Exhibit "A"** attached hereto and incorporated by reference (the "Property").

EXHIBIT "A"
Legal Description

TRACT I:

Lot One (1), LEIGHANN SUBDIVISION, an addition to the City of San Juan, Hidalgo County, Texas, according to the map or plat thereof recorded in Volume 39, Page 124, Map Records, Hidalgo County, Texas reference to which is here made for all purposes.

TRACT II:

Being 0.600 of one acre of land situated in Hidalgo County, Texas, and being out of Lot Six (6), M. L. WOODS COMPANY TRACT NO. 3, according to the map or plat thereof recorded in Volume 5, Page 52, Map Records, Hidalgo County, Texas, and said 0.600 of one acre tract being more particularly described by metes and hounds as follows:

BEGINNING at a 3/4 inch iron pipe found on the North right of way line of U.S. Expressway 83 for the Southeast corner of said tract herein described, said 3/4 inch iron pipe bears North 81 degrees 28 minutes 15 seconds West, 18.20 feet and North 8 degrees 31 minutes 45 seconds East, 1.75 feet from the Southeast corner of said Lot 6;

THENCE, in a Northwesterly direction, with the North curved right of way line of said U.S. Expressway 83, and with the line of a curve to the right which radius point bears North 27 degrees 52 minutes 48 seconds East 5579.65 feet and having a central angle of 1 degrees 36 minutes 22 seconds, a curve length of 157.22 feet (Deed Record: North 26 degrees 48 minutes 09 seconds East 5579.65 feet and having a central angle of 1 degrees 35 minutes 42 seconds, a curve length of 155.33 feet) to a 3/4-inch iron pipe found for the Southwest corner of said tract herein described;

THENCE, North 9 degrees 09 minutes 00 seconds East 167.71 feet (Deed Record: North 8 degrees 31 minutes 45 seconds East 168.25 feet), to a found 1/2 inch iron rod for the Northwest corner of said tract herein described;

THENCE, South 81 degrees 28 minutes 15 seconds East, 116.00 feet, with a line that is parallel to the South line of said Lot 6 to a set "x" cut in concrete for the most Northerly Northeast corner of said tract herein described;

THENCE, South 8 degrees 31 minutes 45 seconds West, 75.00 feet to a 1/2 inch iron rod set for an interior corner of said tract herein described;

THENCE, South 81 degrees 28 minutes 15 seconds East, 30.80 feet to a 1/2 inch iron rod set for the most Southerly Northeast corner of said tract herein described;

THENCE. South 8 degrees 31 minutes 45 seconds West, 144.00 feet, with a line that is parallel to the East line of said Lot 6 to the POINT OF BEGINNING and containing 0.600 of one acre of land more or less.

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EXHIBIT B

(Schedule of Leases)

1. Commercial Lease agreement dated November 1, 2020 between Texas G&S Investments, Inc. as Landlord and Exclusive Auto Gallery, LLC. d/b/a Barrett Auto Gallery as Tenant covering 411 E. Expwy. 83, and Suite 1, 502 E. Expwy. 83, San Juan, Texas.

2. Lease Agreement dated December 12, 2022 between Texas G&S Investments, Inc. as Landlord and Jimenez Motorsports, LLC. as Tenant covering Suite No. 2, 502 E. Expwy. 83, San Juan, Texas.

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